                                                                                                                       Exhibit 11.1

                              Ampex Corporation
                              Computation of Per Share Earnings
                              (Unaudited)



                                                               For the three months ended      For the nine months ended
                                                                      September 30,                  September 30,
                                                               ---------------------------   -----------------------------
                                                                   1996          1995              1996           1995
                                                               -------------  ------------   --------------  -------------

Weighted average common stock                                    45,004,661    33,310,705       42,624,871     31,147,757
Plus: Common stock equivalent warrants                                    -     2,790,792          245,553      2,828,757
Plus: Common stock equivalent stock options                       1,222,387       870,426        1,211,668        399,725
                                                               -------------  ------------   --------------  -------------
Adjusted weighted average common stock                           46,227,048    36,971,923       44,082,092     34,376,239
                                                               -------------  ------------   --------------  -------------

Net income                                                        3,103,000     3,361,000       10,548,000     14,946,000
Less: Redeemable convertible preferred stock accretion                    -             -                -       (783,248)
                                                               -------------  ------------   --------------  -------------
Adjusted net income                                               3,103,000     3,361,000       10,548,000     14,162,752
                                                               -------------  ------------   --------------  -------------

Primary income per share                                              $0.07         $0.09            $0.24          $0.41
                                                               =============  ============   ==============  =============




Weighted average common stock                                    45,004,661    33,310,705       42,624,871     31,147,757
Plus: Common stock equivalent warrants                                    -     2,792,314          245,893      2,834,847
Plus: Common stock equivalent stock options                       1,275,531     1,039,431        1,275,531        477,799
Plus: Weighted average shares on conversion of notes                      -     8,522,598        2,005,964      8,522,598
Plus: Weighted average shares on conversion of preferred stock            -             -                -      4,803,545
                                                               -------------  ------------   --------------  -------------
Adjusted weighted average common stock                           46,280,192    45,665,048       46,152,259     47,786,546
                                                               -------------  ------------   --------------  -------------

Net income                                                        3,103,000     3,361,000       10,548,000     14,946,000
Add: Interest on notes                                                    -       656,347          491,618      1,893,863
                                                               -------------  ------------   --------------  -------------
Adjusted net income                                               3,103,000     4,017,347       11,039,618     16,839,863
                                                               -------------  ------------   --------------  -------------

Fully diluted income per share                                        $0.07         $0.09            $0.24          $0.35
                                                               =============  ============   ==============  =============
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